Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CNB Bancorp, Inc. (the “Company”) on Form 10-KSB for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert E. Spencer, Jr., President and Chief Executive Officer and Elizabeth T. Beale, Vice President and Chief Financial Officer, respectively, do each certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

This 27th day of March, 2006.

/s/ Robert E. Spencer, Jr.
Robert E. Spencer, Jr.
Chief Executive Officer

/s/ Elizabeth T. Beale
Elizabeth T. Beale
Chief Financial Officer

48